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                                                                    Exhibit 3.30

                         New Jersey Department of State
                        Division of Commercial Recording
                         Limited Partnership Certificate



1.   Name of Limited Partnership:
     (Must contain Limited Partnership or the abbreviation L.P. in title)

2.   The Address of the Principal Office:

3.   Registered Agent/Office:  The Corporation Trust Company,
                               820 Bear Tavern Road, West Trenton, NJ  08628

4.   The Character of its business is:

5.   The term for which the partnership is to exist is:

6.   The name and address of each General Partner is:

7. Set forth aggregate amount of cash and a description and statement of the agreed value of other property or services contributed by all partners; or agreed to be contributed in the future:

8. Do the limited partners have the power to grant the right to become a limited partner to an assignee of any part of their partnership?
     ___ Yes ___ No. If yes, list the terms and conditions of that power.

9. If agreed upon, list when or what must occur to enable a partner to terminate his membership in the partnership. (Include the amount, or the way of determining the distribution of property to terminate a partner's interest).

10. Does the limited partner have the right to receive distributions from a partner which includes a return of all or any part of the partner's contributions?

     ___ Yes     ___ No.  If yes, set forth these terms.

11. Do the general partners have the right to make distributions to a partner which includes a return of all or any part of the partner's contribution.

     ___ Yes     ___ No.  If yes, set forth these terms.

12. When or upon what events occurring is this limited partnership to be dissolved and its affairs wound up?

13. What are the rights of the remaining general partners to continue the business in the event that a general partner withdraws?


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14.  List any other matters that the partners decide to include:





     If additional space is needed, attach a separate sheet (s).

15. Effective date of certificate, if subsequent to date of filing: (May not be later than 30 days from file date)



IN TESTIMONY WHEREOF, the undersigned partners execute this certificate:

Signature                 Date             Signature                     Date

Signature                 Date             Signature                     Date

Signature                 Date             Signature                     Date